UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Leggett & Platt, Incorporated (the “Company”) is filing this Amendment No. 1 to Form 8-K to amend the Company’s Current Report on Form 8-K filed November 14, 2007, in order to update certain disclosures therein under Items 2.05 and 2.06 with respect to the Company’s exit and disposal activities.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company’s Strategic Plan. On November 13, 2007, the Company’s Board of Directors approved a new strategic plan. As part of the strategic plan, the Company will manage its business units as a portfolio with different roles (Grow, Core, Fix or Divest) for each business unit based upon competitive advantages, strategic position and financial health. The Company is implementing a much more rigorous strategic planning process, in part to continually assess each business unit’s role in the portfolio. Those in the Grow category will provide avenues for profitable growth and investment in competitively advantaged positions. Those in the Core category are charged with enhancing productivity, maintaining market share, and generating cash while using minimal amounts of capital. Business units in the Fix category will be given limited time in which to rapidly and significantly improve performance, while those in the Divest category will be actively marketed for sale or closed.

After significant study, the Company announced that it intends to eliminate approximately $1.2 billion of its revenue base. This includes the anticipated divestiture of some operations, the pruning of some business and the closure of certain underperforming plants. On November 14, 2007, the Company filed a Current Report on Form 8-K under Items 2.05 and 2.06 making disclosures with respect to these exit activities.

The largest portion (approximately $910 million in revenue) of the exit activities is the anticipated divestiture of the Company’s Aluminum Products segment and all or a portion of six additional business units. Of the six business units, three are in the Residential Furnishings segment (Fibers—$80 million revenue; Wood Products—$60 million revenue; Coated Fabrics—$50 million revenue); two are in the Commercial Fixturing & Components segment (Storage Products—$100 million revenue; and Plastics – $50 million revenue), and one is in the Specialized Products segment (the dealer portion of Commercial Vehicle Products—$80 million revenue). The Company expects that these divestitures will generate about $400 million of after-tax proceeds.

In addition to the divestitures, the Company anticipates pruning approximately $100 million (or approximately 20%) of the Store Fixture business unit’s least profitable revenue. This unit was placed in the Fix category and given a 12-month deadline by which we anticipate its after-tax return should reach at least cost of capital levels. This unit will eliminate four facilities. Finally, several Grow and Core business units, though otherwise healthy, contain individual plants operating at unacceptable profit levels. The Company anticipates the closure or disposition of a number of these unprofitable facilities, and an ensuing reduction in revenue of approximately $200 million. The Company anticipates that the exit activities will be completed by the end of 2008.

Partial Estimates of Restructuring and Asset Impairment Charges. Currently, we are unable to make good faith estimates of (i) the amount or range of amounts of each major type of cost and asset impairment charge expected to be incurred in conjunction with the exit activities, and (ii) the amount or range of amounts of costs and asset impairment charges expected to result in future cash expenditures in conjunction with the exit activities. To date, we have identified approximately $150 million in asset impairments and approximately $6 million in restructuring costs associated with the exit activities. However, we are currently unable to estimate the goodwill impairment charge associated with the Fixture & Display group, or the restructuring costs expected to be incurred in 2008. Once the Company determines this information, we will file another amendment to this Form 8-K and provide good faith estimates of all information in (i) and (ii) above, as well as the estimate of the total restructuring and asset impairment charges associated with the exit activities.

At this time, we are able to provide the following good faith estimates of part of the asset impairment charges and all of the restructuring costs we expect to incur in the fourth quarter of 2007.

Partial Estimate of Fourth Quarter 2007 Asset Impairment Charges. In conjunction with the exit activities, the Company began testing certain of its reporting units for asset impairment. On December 19, 2007, the Company concluded that it would incur approximately $150 million of asset impairment (all non-cash) related to the exit activities. The $150 million asset impairment includes (i) approximately $85 million of goodwill impairment related to the Aluminum Products segment; and (ii) approximately $65 million of long-lived asset impairment related to Fibers, Wood Products, Coated Fabrics, Storage Products, Plastics, and the dealer portion of Commercial Vehicle Products. In addition, we expect to incur goodwill impairment associated with the Fixture & Display group in the fourth quarter of 2007. However, at this time, we cannot make a good faith estimate of the amount of this impairment charge.

Estimate of Fourth Quarter Restructuring Costs. As of December 19, the Company determined that the estimated restructuring costs associated with the exit activities to be incurred in the fourth quarter of 2007 are approximately $6 million. The Company also estimates that it will incur additional restructuring-related costs of $21 million in the fourth quarter not associated with these exit activities.

Estimates of Restructuring and Asset Impairment Charges in 2008. The Company anticipates further restructuring and asset impairment charges in 2008 associated with the exit activities. However, we expect that the total charges in 2008 will be significantly lower than those in the fourth quarter.

Forward Looking Statements. This Current Report on Form 8-K and our other public disclosures, whether written or oral, may contain “forward-looking” statements including, but not limited to, the estimates of the amounts and timing of costs and charges resulting from the exit activities; the number and nature of business units to be divested; the amount of revenue reduced as a result of the exit activities; the timing of and amount of proceeds anticipated to be generated from the divestitures; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may affect the future operations or performance of the Company, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•

the preliminary and partial nature of the estimates related to the exit activities, and the possibility that all or some of the estimates may change as the Company’s analysis develops, additional information is obtained, and the Company’s efforts to divest the businesses progresses;

•	our ability to timely implement the strategic plan in a manner that will positively impact our financial condition and results of operation;

•	the impact of the strategic plan on the Company’s relationships with its employees, major customers and vendors;

•	our ability to dispose of assets pursuant to the strategic plan and obtain expected proceeds;

•

factors that could affect the industries or markets in which we participate, such as growth rates and opportunities in those industries, changes in demand for certain products or trends in capital spending;

•	our ability to improve operations and realize cost savings;

•	factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor, wage rates and energy costs;

•	our ability to pass along raw material cost increases to our customers;

•	our ability to maintain profit margins if our customers change the quantity and mix of our components in their finished goods;

•	price and product competition from foreign (particularly Asian) and domestic competitors;

•	a significant decline in the long-term outlook for any given reporting unit that could result in goodwill impairment;

•	future growth of acquired companies;

•	our ability to bring start up operations on line as budgeted in terms of expense and timing;

•	litigation risks, including litigation regarding product liability and warranty, intellectual property and worker’s compensation expense;

•	our ability to achieve long-term targets for sales, earnings and margins for the Company as a whole and for each segment;

•

changes in competitive, economic, legal and market conditions and related factors, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, U.S. or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation and the like.

Item 2.06	Material Impairments.

The information contained in Item 2.05 relating to asset impairment charges is incorporated into this Item 2.06 by reference.

Item 7.01	Regulation FD Disclosure.

On December 19, 2007, the Company issued a press release which, among other things, disclosed fourth quarter guidance for 2007. The press release is attached hereto and incorporated herein as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 21, 2007	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated December 19, 2007